                       SECURITIES AND EXCHANGE COMMISSION
              ---------------------------------------------------
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                        (date of earliest event reported)
                                January 23, 2003



                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






          CANADA                          000-30758             62-12-62580
----------------------------            ------------         -------------------
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)






8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                L6T 5P6
-----------------------------------------------------               ----------
      (address of principal executive offices)                      (Zip code)





Registrant's telephone number, including area code (905) 863-0000.

Item 5.  Other Events

On January 23, 2003, Nortel Networks Corporation issued its financial results for the fourth quarter of 2002 and the year 2002.

Nortel Networks Corporation stated that revenues from continuing operations were US$2.52 billion for the fourth quarter of 2002 compared to US$3.46 billion in the same period in 2001. Nortel Networks Corporation reported a net loss in the fourth quarter of 2002 of US$248 million, or US$0.06 per common share, compared to a net loss of US$1.83 billion, or US$0.57 per common share, in the fourth quarter of 2001(a).

For the year 2002, revenues from continuing operations were US$10.56 billion compared to US$17.51 billion for the year 2001. Nortel Networks Corporation reported a net loss for the year 2002 of US$3.59 billion, or US$0.93 per common share, compared to US$27.30 billion, or US$7.62 per common share, for the year 2001(a).

Nortel Networks Corporation reported a cash balance at the end of the fourth quarter of 2002 of approximately US$4.11 billion, which included approximately US$249 million of restricted cash. Nortel Networks Corporation also had positive cash flow from operations and significantly reduced debt.

Nortel Networks Corporation stated that in connection with its restructuring program, previously announced employee reductions are nearing completion. As a result of changes in certain outsourcing plans Nortel Networks Corporation now expects to have approximately 36,000 employees by the end of the first quarter of 2003, compared to its previous estimate of approximately 35,000.

Entering 2003, Nortel Networks Corporation expects the overall telecommunications equipment market to be down modestly in 2003 compared to 2002. Anticipating cautious spending by its customers in the near term and the seasonal softness traditionally typical of its first quarter, Nortel
Networks Corporation expects that revenues in the first quarter of 2003 will be lower than the revenues in the fourth quarter of 2002.

In line with its previous expectations, Nortel Networks Corporation recorded a non-cash charge in the fourth quarter of 2002 to shareholders' equity of approximately US$692 million (US$559 million after-tax), related to the minimum required recognizable deficit associated with Nortel Networks Corporation's registered pension plans.

Nortel Networks Corporation has adopted fair value accounting for stock options, on a prospective basis for U.S. GAAP reporting, effective January 1, 2003. As a result, all stock option grants in 2003 and beyond will be expensed over the stock option vesting period based on the fair value at the date the options are granted. If Nortel Networks Corporation were to grant options in 2003 at a similar level to 2002, the expected impact would be an expense of approximately US$0.01 per common share for 2003.

Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

                           NORTEL NETWORKS CORPORATION
                        CONSOLIDATED RESULTS (UNAUDITED)
              (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                     THREE MONTHS ENDED                     YEAR ENDED
                                                                        DECEMBER 31,                        DECEMBER 31,
                                                                   2002 (1)           2001             2002 (1)           2001
                                                                  ---------        --------           --------        ---------
Revenues....................................................      $  2,520         $  3,456           $ 10,560        $  17,511
Cost of revenues............................................         1,530            2,417              6,953           14,167
                                                                  ---------        --------           --------        ---------
Gross profit................................................           990            1,039              3,607            3,344

Selling, general and administrative expense.................           482            1,009              2,675            5,911
Research and development expense............................           491              563              2,230            3,224
In-process research and development expense.................             -                -                  -               15
Amortization of intangibles
    Acquired technology.....................................            35               63                157              807
    Goodwill (2)............................................             -              463                  -            4,148
Stock option compensation from acquisitions and divestitures            23               18                 91              109
Special charges
    Goodwill impairment.....................................             -               42                595           12,121
    Other special charges...................................           214              790              1,703            3,660
(Gain) loss on sale of businesses...........................           (26)             157                (40)             112
                                                                  ---------        --------           --------        ---------
Operating loss..............................................          (229)          (2,066)            (3,804)         (26,763)

Equity in net loss of associated companies..................            10                4                 (9)            (134)
Other income (expense) - net................................            26              (83)                 6             (351)
Interest expense
    Long-term debt..........................................           (47)             (58)              (215)            (196)
    Other...................................................            (8)             (33)               (41)            (115)
                                                                  ---------        --------           --------        ---------
Loss from continuing operations before income taxes.........          (248)          (2,236)            (4,063)         (27,559)

Income tax benefit (provision)..............................             -              410                478            3,252
                                                                  ---------        --------           --------        ---------
Net loss from continuing operations.........................          (248)          (1,826)            (3,585)         (24,307)

Net loss from discontinued operations (net of tax) (3)......             -                -                  -           (3,010)
                                                                  ---------        --------           --------        ---------
Net loss before cumulative effect of accounting change......          (248)          (1,826)            (3,585)         (27,317)
                                                                  ---------        --------           --------        ---------
Cumulative effect of accounting change (net of tax of $9)...             -                -                  -               15
Net loss....................................................       $  (248)       $  (1,826)          $ (3,585)        $(27,302)
                                                                  =========        ========           ========        =========
Basic and diluted loss per common share (4)
  From continuing operations................................      $  (0.06)        $  (0.57)          $  (0.93)        $  (7.62)
  From discontinued operations..............................             -                -                  -            (0.94)
                                                                  ---------        --------           --------        ---------
                                                                  $  (0.06)        $  (0.57)          $  (0.93)        $  (8.56)
                                                                  =========        ========           ========        =========
Dividends declared per common share.........................             -                -                  -         $0.03750

Weighted average number of common shares (millions)
              - basic (5)...................................         4,335            3,211              3,838            3,189
              - diluted (4).................................         4,335            3,211              3,838            3,189


(1) These unaudited consolidated results for the three months and year ended December 31, 2002 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary results prior to the filing of its reported results for the year ended December 31, 2002.

(2) Effective January 1, 2002, Nortel Networks adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 changed the accounting for goodwill from an amortization method to an impairment-only approach. Thus, the amortization of goodwill, including goodwill recorded in past business combinations, and the amortization of intangibles with an indefinite life ceased upon adoption of SFAS 142. The impact of the SFAS 142 requirement to cease amortization would be to reduce the reported net loss by $463 and $4,347 for the three months and year ended December 31, 2001, respectively, and the reported basic and diluted loss per common share by 15 cents and $1.36 per common share for the three months and year ended December 31, 2001, respectively, had SFAS 142 been in effect beginning January 1, 2001.

(3) Reported results for the year ended December 31, 2001 is net of an applicable income tax recovery of $723.

(4) As a result of the reported net losses for the periods presented, approximately 205 and 190 of potentially dilutive securities (in millions) for the three months ended December 31, 2002 and 2001, respectively, and approximately 195 and 98 of potentially dilutive securities (in millions) for the year ended December 31, 2002 and 2001, respectively, have not been included in the calculation of diluted loss per common share for the periods presented because to do so would have been anti-dilutive.

(5) The basic weighted average number of common shares includes the minimum number of common shares to be issued upon settlement of the prepaid forward purchase contracts issued on June 12, 2002. The minimum number of common shares to be issued on a weighted basis is 485 million for the three months ended December 31, 2002, and 270 million for the year ended December 31, 2002.

                           NORTEL NETWORKS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           (MILLIONS OF U.S. DOLLARS)

                                                                                                      U.S. GAAP
                                                                                   ----------------------------------------------
                                                                                    (UNAUDITED)      (UNAUDITED)        (AUDITED)
                                                                                   DECEMBER 31,    SEPTEMBER 30,     DECEMBER 31,
                                                                                       2002 (1)         2002 (3)         2001 (3)
                                                                                   ------------    -------------     ------------
ASSETS
Current assets
  Cash and cash equivalents.................................................         $    3,861       $    4,170       $    3,513
  Restricted cash and cash equivalents......................................                249              420                -
  Accounts receivable (less provisions of $477 at December 31, 2002; $528 at
    September 30, 2002; $655 at December 31, 2001)..........................              1,910            2,007            2,923
  Inventories - net.........................................................                889            1,132            1,579
  Income taxes recoverable..................................................                 58               58              796
  Deferred income taxes - net...............................................                791            1,162            1,386
  Other current assets......................................................                495              673              857
  Current assets of discontinued operations.................................                223              293              708
                                                                                     ----------       ----------       ----------
Total current assets........................................................              8,476            9,915           11,762
Investments at cost and associated companies at equity......................                246              176              253
Plant and equipment - net...................................................              1,444            1,670            2,571
Goodwill....................................................................              2,201            2,200            2,810
Intangible assets - net.....................................................                 98              133              285
Deferred income taxes - net.................................................              2,723            2,333            2,077
Other assets (2)............................................................                783            1,013            1,379
                                                                                     ----------       ----------       ----------
Total assets................................................................             15,971       $   17,440       $   21,137
                                                                                     ==========       ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable.............................................................         $      100       $      128       $      426
  Trade and other accounts payable..........................................                902              901            1,378
  Payroll and benefit-related liabilities...................................                521              646              636
  Contractual liabilities...................................................              1,547            1,715            1,846
  Restructuring.............................................................                785              797              872
  Other accrued liabilities.................................................              2,894            2,815            3,915
  Long-term debt due within one year........................................                233              516              384
                                                                                     ----------       ----------       ----------
Total current liabilities...................................................              6,982            7,518            9,457
Long-term debt..............................................................              3,719            4,111            4,094
Deferred income taxes - net.................................................                344              499              518
Other liabilities...........................................................              2,352            1,687            1,607
Minority interest in subsidiary companies...................................                614              611              637
                                                                                     ----------       ----------       ----------
                                                                                         14,011           14,426           16,313
                                                                                     ----------       ----------       ----------
SHAREHOLDERS' EQUITY
Common shares, without par value - Authorized shares: unlimited; Issued and outstanding shares: 3,850,284,146 at December 31, 2002, 3,849,891,442 at
  September 30, 2002, and 3,213,742,169 at December 31, 2001................             33,587           33,872           32,899
Additional paid-in capital..................................................              3,734            3,753            3,257
Deferred stock option compensation..........................................                (96)            (118)            (205)
Deficit.....................................................................            (33,736)         (33,488)         (30,151)
Accumulated other comprehensive loss........................................             (1,529)          (1,005)            (976)
                                                                                     ----------       ----------       ----------
Total shareholders' equity..................................................              1,960            3,014            4,824
                                                                                     ----------       ----------       ----------
Total liabilities and shareholders' equity..................................         $   15,971        $  17,440        $  21,137
                                                                                     ==========       ==========       ==========


(1) The unaudited consolidated balance sheet as at December 31, 2002 is preliminary and is subject to change. Nortel Networks disclaims any intention or obligation to update or revise such balance sheet prior to the filing of its reported results for the year ended December 31, 2002.

(2) Included in other assets are provisions related to long-term accounts receivable of $781 at December 31, 2002; $877 at September 30, 2002; and $828 at December 31, 2001.

(3) Certain figures for the three months ended September 30, 2002 and for the year ended December 31, 2001 in the consolidated balance sheets have been reclassified to conform to the year ended December 31, 2002 presentation.

                           NORTEL NETWORKS CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (MILLIONS OF U.S. DOLLARS)

                                                                                                          U.S. GAAP
                                                                                          ------------------------------------------
                                                                                          THREE MONTHS           YEAR   THREE MONTHS
                                                                                                 ENDED          ENDED          ENDED
                                                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                                              2002 (1)       2002 (1)           2001
                                                                                          ------------   ------------   ------------
Cash flows from (used in) operating activities
  Net loss from continuing operations.....................................................   $   (248)      $ (3,585)      $ (1,826)
  Adjustments to reconcile net loss from continuing operations to net cash from (used in)
    operating activities, net of effects from acquisitions and divestitures of businesses:
      Amortization and depreciation.......................................................        163            705            722
      Non-cash portion of special charges and related asset write downs...................         23          1,315            150
      Equity in net earnings (loss) of associated companies...............................        (10)             9             (4)
      Stock option compensation...........................................................         23             91             18
      Deferred income taxes...............................................................        (40)           (85)          (781)
      Other liabilities...................................................................         26             12             16
      Gain on repurchases of outstanding debt securities..................................        (60)           (60)             -
      (Gain) loss on sale or write down of investments and businesses.....................        (19)           (11)           551
      Other - net.........................................................................         57            376           (433)
      Change in operating assets and liabilities:
        Accounts receivable...............................................................        115          1,008          1,137
        Inventories.......................................................................        280            687            299
        Income taxes......................................................................        (17)           694             14
        Accounts payable and accrued liabilities..........................................       (184)        (1,612)           (25)
        Other operating assets and liabilities............................................       (100)          (133)           162
                                                                                             --------       --------       --------
  Net cash from (used in) operating activities of continuing operations...................          9           (589)             -
                                                                                             --------       --------       --------
Cash flows from (used in) investing activities
  Expenditures for plant and equipment....................................................        (46)          (335)          (187)
  Proceeds on disposals of plant and equipment............................................         50            236             57
  (Increase) decrease in restricted cash and cash equivalents.............................        189           (231)             -
  Increase in long-term receivables.......................................................        (20)          (267)           (29)
  Decrease in long-term receivables.......................................................         49            302            280
  Acquisitions of investments and businesses - net of cash acquired.......................          -            (29)             8
  Proceeds on sale of investments and businesses..........................................         25            104            372
                                                                                             --------       --------       --------
  Net cash from (used in) investing activities of continuing operations...................        247           (220)           501
                                                                                             --------       --------       --------
Cash flows from (used in) financing activities
  Decrease in notes payable - net.........................................................        (29)          (318)          (215)
  Proceeds from long-term debt............................................................          1             33              8
  Repayment of long-term debt.............................................................       (456)          (478)            (7)
  Decrease in capital leases payable......................................................       (172)           (10)            (2)
  Issuance of common shares...............................................................          -            863             10
  Issuance of prepaid forward purchase contracts..........................................          -            623              -
                                                                                             --------       --------       --------
  Net cash from (used in) financing activities of continuing operations...................       (656)           713           (206)
                                                                                             --------       --------       --------
  Effect of foreign exchange rate changes on cash and cash equivalents....................         58             74             (5)
                                                                                             --------       --------       --------
  Net cash from (used in) continuing operations...........................................       (342)           (22)           290
  Net cash from (used in) discontinued operations.........................................         33            370           (132)
                                                                                             --------       --------       --------
Net increase (decrease) in cash and cash equivalents......................................       (309)           348            158
                                                                                             --------       --------       --------
Cash and cash equivalents at beginning of period - net....................................      4,170          3,513          3,355
                                                                                             --------       --------       --------
Cash and cash equivalents at end of period - net..........................................   $  3,861       $  3,861       $  3,513
                                                                                             ========       ========       ========


(1) The unaudited consolidated statements of cash flows for the three months and year ended December 31, 2002 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise such statements of cash flows prior to the filing of its reported results for the year ended December 31, 2002.

                           NORTEL NETWORKS CORPORATION
                      CONSOLIDATED RESULTS (UNAUDITED) (1)
                            SUPPLEMENTARY INFORMATION
                           (MILLIONS OF U.S. DOLLARS)


REVENUES FROM CONTINUING OPERATIONS            THREE MONTHS ENDED                                 YEAR ENDED
                                                   DECEMBER 31,                                   DECEMBER 31,
                                           -------------------------    --------           --------------------------    --------
     By Segments:                            2002             2001      % CHANGE             2002              2001      % CHANGE
                                           -------------------------    --------           --------------------------    --------
     Wireless networks..............       $ 1,012          $ 1,204        (16%)           $ 4,211           $ 5,714       (26%)
     Enterprise networks............           654              799        (18%)             2,582             3,320       (22%)
     Wireline networks..............           506              921        (45%)             2,254             4,447       (49%)
     Optical networks...............           344              465        (26%)             1,465             3,370       (57%)
     Other..........................             4               67        (94%)                48               660       (93%)
                                           -------          -------                        -------           -------
     Total..........................         2,520            3,456                         10,560            17,511
                                           =======          =======                        =======           =======

                                               THREE MONTHS ENDED                                 YEAR ENDED
                                                  DECEMBER 31,                                    DECEMBER 31,
                                           -------------------------    --------           --------------------------    --------
    By Geographic Regions: (2)               2002             2001      % CHANGE             2002              2001      % CHANGE
                                           -------------------------    --------           --------------------------    --------
     United States..................       $ 1,239          $ 1,741        (29%)           $ 5,336           $ 8,591        (38%)
     EMEA *.........................           636              801        (21%)             2,574             4,355        (41%)
     Canada.........................           143              241        (41%)               675               940        (28%)
     Other regions..................           502              673        (25%)             1,975             3,625        (46%)
                                           -------          -------                        -------           -------
     Total..........................         2,520            3,456                         10,560            17,511
                                           =======          =======                        =======           =======


     HISTORICAL INFORMATION                            THREE MONTHS ENDED
                                           -------------------------------------------
                                           SEPTEMBER 30,     JUNE 30,        MARCH 31,
     By Geographic Regions: (2) (3)            2002             2002             2002
                                           -------------------------------------------
     United States..................       $  1,201         $  1,490         $  1,406
     EMEA *.........................            582              632              724
     Canada.........................            112              201              219
     Other regions..................            460              450              563
                                           --------         --------         --------
     Total..........................          2,355            2,773            2,912
                                           ========         ========         ========


*    the Europe, Middle East and Africa region

(1) These unaudited consolidated results are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary consolidated results prior to the filing of its reported results for the year ended December 31, 2002.

(2) Revenues are attributable to geographic regions based on the location of the customer.

(3) Certain historical revenues by geographic regions have been revised to reflect a reclassification of revenues from the United States to Canada. Overall consolidated Nortel Networks revenues and revenues by segment for the relevant periods were not impacted by these reclassifications.

(a) Effective January 1, 2002, Nortel Networks Corporation adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". Footnote (2) to the attached consolidated results (unaudited) tables discloses the effect on both the reported net loss and reported basic and diluted loss per common share for the three months and year ended December 31, 2001 of the Statement's requirement to cease amortization of goodwill had the Statement been in effect beginning January 1, 2001.

Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility; the entrance into an increased number of supply and outsourcing contracts which contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Corporation with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, the Registrant and Nortel Networks Corporation disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits.

         none

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTEL NETWORKS LIMITED


                                         By:   /S/ DEBORAH J. NOBLE
                                               ---------------------------------
                                               Deborah J. Noble
                                               Corporate Secretary


                                         By:   /S/ BLAIR F. MORRISON
                                               ---------------------------------
                                               Blair F. Morrison
                                               Assistant Secretary



Dated: January 24, 2003